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                                                                    EXHIBIT 15.1


December 5, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We are aware that Cambridge Industries, Inc. has included our report dated November 25, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of Amendment No. 4 to its Registration Statement on Form S-4 (No. 333-34061) to be filed on or about December 8, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/

Price Waterhouse LLP
Detroit, Michigan